QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.2

FOR IMMEDIATE RELEASE

MESABA HOLDINGS ANNOUNCES CHANGES IN EXECUTIVE ROLES
Holding company will focus on growth within and outside Mesaba Aviation

        MINNEAPOLIS/ST. PAUL, Minn. (Sept. 26, 2002)—Mesaba Holdings, Inc. (NASDAQ: MAIR) announced today that it will change the roles and responsibilities of key executives at Holdings and its wholly owned subsidiary, Mesaba Aviation, Inc. Mesaba Aviation's board of directors will also be reconfigured. The changes reflect a decision by Mesaba Holdings' board of directors to refocus the activities of the company on profitable growth opportunities, both within and separate from Aviation.

        Paul Foley will remain Mesaba Holdings' president, chief executive officer and director. Robert Weil will remain chief financial officer of Holdings. Both will relinquish their titles at Aviation and will focus their attention on developing opportunities at Holdings. There will be no changes to Mesaba Holdings' board of directors.

        John Spanjers, currently chief operating officer of Aviation, will add the title of president, while Randy Strobel, currently controller at Aviation, will become vice president of finance. Spanjers and Strobel will focus on the day-to-day operations of the airline. Mesaba Aviation's board of directors will consist of three members: Spanjers, Strobel and Robert Meekin, Aviation's vice president of people and process. Mesaba Aviation will continue to provide excellent service to its partner Northwest Airlines and will pursue growth opportunities under the scope of that relationship.

        These changes will take effect immediately.

        "We have an obligation to our shareholders to maximize the return on their investment," Foley said. "Our analysis of the marketplace indicates that opportunities for diversification and growth exist and that Mesaba Holdings is well-positioned to take advantage of those opportunities."

        "Mesaba Aviation will continue to focus on providing outstanding operating performance and customer service, which have made it a leader in the regional airline industry," Spanjers said. "We are committed to providing an excellent product to our customers, and an attractive return to our parent company, which will lead to growth opportunities for our people."

        Spanjers was named vice president, flight operations of Mesaba Aviation in November 1999 and added the title of chief operating officer in June 2002. Before joining Mesaba, Spanjers was the director of performance engineering for Northwest Airlines. He also held various other positions within the System Operations Control (SOC) organization at Northwest since June 1988. Prior to that, Spanjers held various operational positions within the regional and charter airline industry.

        Strobel was named controller of Mesaba Aviation in October 2001. Before joining Mesaba, Strobel was an independent financial consultant to ReSoft, Inc., and director of finance for Excelsior-Henderson Motorcycle Manufacturing Company. Prior to that, he was a senior audit and business advisory manager for Arthur Andersen LLP. Strobel is a certified public accountant and has 14 years of experience in corporate finance.

        Meekin was named vice president, people and process of Mesaba Aviation in March 2001. Before joining Mesaba, Meekin held the position of director of organization development for Becton Dickinson, a medical technology company in Franklin Lakes, N.J. Meekin held numerous positions in human resource management and organizational development at Becton Dickinson, The Perrier Group of America and Exxon Corporation.

        Mesaba Holdings, Inc.'s primary business is the regional airline subsidiary Mesaba Aviation, Inc., d/b/a Mesaba Airlines. Mesaba Airlines operates as a Northwest Jet Airlink and Airlink partner under service agreements with Northwest Airlines. Currently, the airline serves 106 cities in 24 states and Canada from Northwest's and Mesaba's three major hubs, Detroit, Minneapolis/St. Paul, and Memphis. Mesaba operates an advanced fleet of regional jet and jet-prop aircraft, consisting of the 69 passenger Avro RJ85 and the 30-34 passenger Saab SF340.

        More information about Mesaba Airlines is available on the Internet at: http://www.mesaba.com

        This news release contains forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933. There can be no assurance that actual developments will be those anticipated by the Company. Actual results could differ materially from those projected as a result of a number of factors, some of which the Company cannot predict or control. For a discussion of some of these factors, please see Item 1 of the Company's Form 10-K for the year ended March 31, 2002 and Form 10-Q for the quarter ended June 30, 2002.

####

Media inquiries: Jon Austin at 612-573-3157

Investor inquiries: Bob Weil at 612-747-9040

QuickLinks

  EXHIBIT 99.2